UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 4, 2008

TALEO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51299	52-2190418

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4140 Dublin Boulevard, Suite 400
Dublin, CA 94568
(Address of principal executive offices, including zip code)
(925) 452-3000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On February 4, 2008, the Compensation Committee (“Committee”) of the Board of Directors of Taleo Corporation adopted the 2008 Executive Incentive Bonus Plan (the “Plan”). The Plan establishes the allocations, methodologies and metrics for the payment of quarterly and annual bonuses, if any, to all of Taleo’s executive officers and other members of senior management. A summary of the Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     In connection with the adoption of the Plan, on February 4, 2008, the Committee approved increases in the annual salary and target bonus of Michael Gregoire, Taleo’s president and chief executive officer. Effective as of January 1, 2008, Mr. Gregoire is entitled to an annual salary of $400,000, an increase of $100,000, and an annual target bonus of 125% of base salary, an increase of $100,000.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits.

Exhibit No.	Description

10.1	Summary of the 2008 Executive Incentive Bonus Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEO CORPORATION
By:	/s/ Katy Murray
Katy Murray
Executive Vice President and Chief Financial Officer

Date: February 6, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Summary of the 2008 Executive Incentive Bonus Plan